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                                                                    EXHIBIT 23.1


                         Consent of Independent Auditors


We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the OMNOVA Solutions Inc. Amended and Restated 1999 Equity and Performance Incentive plan of our report dated January 10, 2002, with respect to the audited financial statements of OMNOVA Solutions Inc. for the fiscal year ended November 30, 2001, included in its Annual Report on Form 10-K for the fiscal year ended November 30, 2001, filed with the Securities and Exchange Commission.

                                                Ernst & Young LLP


Akron, Ohio
October 15, 2002